Exhibit 99.1

PEPSICO REPORTS STRONG SALES AND OPERATING RESULTS FOR 2005

FOURTH QUARTER AND FULL YEAR

•	Full Year EPS of $2.39 includes impact of international cash repatriation tax charge, extra reporting week and restructuring actions;
•	Excluding these items, EPS was $2.66

PURCHASE, N.Y., Feb. 8 — PepsiCo reported continued strong top line growth across all its businesses in the fourth quarter, with global servings volume up over 9% and net revenue up 15%. The results include the favorable impact of an extra reporting week in 2005. Excluding the extra-week impact, volume increased over 7% and net revenue was up 10%.

Earnings of $0.65 per share grew 13% versus $0.58 per share reported in the fourth quarter of 2004. The extra-week earnings benefit in the quarter of $0.03 per share was offset by the impact of the Company’s previously announced restructuring actions.

Chairman and CEO Steve Reinemund said, “We’re very pleased with the results for the quarter and for the full year. Our top line has shown consistently strong growth throughout the year, and earnings were strong despite a challenging input cost environment. Importantly, we’ve made investments in the marketplace and in productivity that, together with our top-line momentum, gives us confidence as we enter 2006.”

For the full year, servings volume grew 7% and net revenue was up 11%, with the extra reporting week contributing approximately one point of growth.

Earnings per share of $2.39 for the full year included the impact of a $0.27 per share tax charge related to the Company’s repatriation of international cash, the extra reporting week and the restructuring actions. EPS for 2004 included tax benefits of $0.18 per share related to settlements of tax contingencies and a restructuring and impairment charge of $0.06 per share.

Items Affecting Diluted EPS Comparability
	Fourth Quarter				Full Year
	2005	2004		% Growth	2005	2004	% Growth
Reported diluted EPS	$0.65	$0.58		13%	$2.39	$2.44	(2)%
Prior year tax benefits		(0.05)				(0.18)
Repatriation tax charge					0.27
Extra week	(0.03)				(0.03)
Restructuring and impairment	0.03	0.06			0.03	0.06

Diluted EPS excluding above items	$0.65	$0.58	*	11%	$2.66	$2.32	15%
*Column does not sum due to rounding

Summary of Division Results (includes extra reporting week and restructuring charge impact)
	% Growth Rate
	Fourth Quarter			Full Year
	Volume	Net Revenue	Oper. Profit	Volume	Net Revenue	Oper. Profit
FLNA	10	13	5.5	4.5	8	6
PBNA	5	13	(3)	4	10	7
PI	13 / 12*	16	14	7 /11*	15	21
QFNA	16	20	12	9	13	13
Total Divisions	12 / 8*	15	5.5	6 /7*	11	10

*Snacks/beverages

Extra reporting week and restructuring actions affected comparability of Division results.

The fourth quarter of 2005 includes an extra week of results; because the Company’s fiscal year ends on the last Saturday of every December, every five or six years an extra week of results is reported in the fourth quarter.

The Company recorded pre-tax charges totaling $83 million in the fourth quarter; those charges relate to previously announced restructuring actions to reduce costs in its operations, principally through headcount reductions. Of that amount, approximately $70 million was reported within Division operating results with the balance reported in corporate unallocated costs.

The following table presents the 2005 Division growth rates excluding the impact of the extra week and the restructuring charges. Further information on the impact of the extra week and the restructuring actions is included in the attached financial schedules.

Summary of Division Results (excludes extra reporting week and restructuring charge impact)
	% Growth Rates
	Fourth Quarter			Full Year
	Volume	Net Revenue	Oper. Profit	Volume	Net Revenue	Oper. Profit
FLNA	3	6	4	3	6	5
PBNA	4	9	(3)	4	9	7
PI	9 / 12*	14	15	6 / 11*	14	22
QFNA	10	13	5	7	10	11
Total Divisions	7 / 8*	10	4	4.5 / 7*	10	10

*Snacks/beverages

In connection with the Company’s Business Process Transformation (BPT) initiative, the Company aligned certain accounting policies across its Divisions. In the fourth quarter, certain costs, principally warehouse and freight, were reclassified in the Condensed Consolidated Statement of Income from cost of sales to selling, general and administrative expenses as part of the accounting policy alignment. The reclassifications had no net impact on operating profit and have been made to prior periods for comparability.

Frito-Lay North America (FLNA) had solid volume growth and effective net pricing.

For the quarter and the full year, FLNA experienced strong growth in its core salty products. Volume gains were driven by trademark Lay’s, Tostitos, Cheetos and Santitas, and by the extra reporting week. Net sales growth benefited from the volume gains and effective net pricing. Operating profit growth benefited from the net revenue gains, offset somewhat by higher energy-related and raw material costs, increased advertising and marketing expense, and the impact of the restructuring actions.

PepsiCo Beverages North America (PBNA) reported solid volume gains behind continued strong non-carbonated beverage growth.

For the quarter and the full year, PBNA volume growth was led by strong double-digit gains in Gatorade sports drinks, trademark Aquafina and Propel fitness water, and by the extra reporting week. Low-single-digit diet carbonated soft drink (CSD) growth partially offset a low-single-digit decline in the regular CSD portfolio.

For the quarter, net revenue benefited from the volume gains and positive mix, slightly offset by timing of promotional spending. Operating profit declined in the quarter as the benefit of net revenue gains was more than offset by higher energy and raw material costs, increased advertising and marketing expense, and the impact of the restructuring actions.

For the full year, net revenue growth was driven by the volume gains and effective net pricing. Operating profit growth reflected the net revenue growth, partially offset by higher energy and raw material costs, increased advertising and marketing expense, and the impact of the restructuring actions.

PepsiCo International (PI) posted double-digit volume and net revenue gains in both snacks and beverages.

For the quarter, snack volume growth of 13% was led by strong double-digit growth at Sabritas in Mexico, Russia, India, Australia and Turkey, and by the extra reporting week. Growth was offset by a slight decline at Walker’s in the U.K. Beverage volume grew 12%, with double-digit CSD growth and double-digit non-carbonated beverage growth. The gains were led by double-digit increases in the Middle East, China and Argentina.

Reported PI Regional Volume Growth
% Growth Rate
	Snacks		Beverages
	Quarter	Full Year	Quarter	Full Year
Latin America Europe, Middle East and Africa* Asia Pacific** Total PI	11 14 16 13	5 11 6 7	6 16 11 12	6 14 11 11
* Snacks growth ex acquisition: 11% for the quarter and 7% full year ** Snacks growth ex divestiture and acquisition: 20% for the quarter and 18% full year

Net revenue grew 16% driven by the volume gains and effective net pricing. Foreign currency translation added two points of growth, reflecting appreciation of the Mexican peso and Brazilian real; this growth was partially offset by the weakened euro and British pound.

Operating profit grew 14% driven by net revenue gains, and offset partially by higher energy and raw material costs and by the impact of restructuring actions. Foreign currency translation added three points of growth.

The net favorable impact of acquisition and divestiture activity added one point to snacks and beverage volume, two points to net revenue and four points to operating profit.

For the full year, volume growth in snacks and beverages was geographically broad based. Virtually every market contributed to growth with the exception of Walker’s in the U.K., which experienced a low-single-digit decline. Net revenue growth reflected the volume growth and effective net pricing. Operating profit growth was driven by the net revenue growth, partially offset by higher energy and raw material costs and the impact of restructuring actions. Foreign currency translation contributed three points to net revenue growth and four points to operating profit growth for the year.

Net acquisition and divestiture activity had no impact on total volume growth and contributed two points of net revenue and operating profit growth.

Quaker Foods North America (QFNA) had double-digit volume and net revenue growth on strong hot cereal performance.

For the quarter and the full year, volume growth was driven by oatmeal, Aunt Jemima syrups and mixes, Rice-A-Roni and Pasta Roni side dishes and the extra reporting week.

In the fourth quarter, net revenue benefited from the volume growth and effective net pricing. Operating profit growth lagged net revenue growth due to increased advertising and marketing expense and higher raw material costs.

For the year, net revenue growth reflected the volume gains, effective net pricing, including settlement of prior-year trade accruals, and favorable Canadian dollar exchange rates. Operating profit grew in line with net revenue as effective net pricing benefits were offset by higher advertising and marketing costs and higher energy and raw material costs.

Benefits of PBG share sales, share repurchases and strong equity bottler results were partially offset by continued investment in BPT.

Corporate unallocated expenses were essentially flat in the quarter, as increased investment in the Company’s BPT and health and wellness initiatives were offset by the benefit of lapping costs incurred in the prior year to settle a contract dispute.

For the full year, corporate unallocated expense increased 14% principally as a result of increased investments in BPT and health and wellness initiatives. Charges taken in the third quarter of 2005 associated with conforming the Company’s method of accounting for certain freight, distribution and employee benefits costs across all its Divisions were offset by the benefit of lapping the prior-year contract settlement costs.

Bottling equity income included a pre-tax gain of $21 million in the quarter and $126 million for the full year related to the sale of shares in The Pepsi Bottling Group (PBG).

For the full year, the Company repurchased $3 billion of its common shares, resulting in a 1% reduction in weighted-average shares outstanding in both the quarter and for the full year.

Repatriation of $7.5 billion international cash completed in fourth quarter.

During the fourth quarter, the Company repatriated $7.5 billion of international cash to the U.S. The Company accrued a tax charge of approximately $0.27 per share in the third quarter in anticipation of this action. Taxes related to the repatriation of approximately $420 million are expected to be paid in the first quarter of 2006.

Company expects continued strong performance in 2006, in line with long-term targets.

For 2006, the Company expects mid-single-digit volume and net revenue growth, with revenue growth outpacing volume growth, and EPS of at least $2.93 per share. Cash provided by operating activities in 2006 is expected to exceed $6.2 billion, and assumes a pension contribution in 2006 of approximately $250 million and includes the anticipated tax payment related to the international cash repatriation.

The Company anticipates net capital spending of approximately $2.2 billion, and share repurchases of approximately $3 billion in 2006. The net capital spending estimate, which is above the Company’s long-term target of approximately five percent of net revenue, includes investments in manufacturing capacity to support the strong growth in the Company’s China snack and beverage operations and its North American Gatorade business, and increased investment in support of the Company’s BPT initiative. The Company anticipates capital spending to return to the long-term targeted rate following 2006.

About PepsiCo

PepsiCo is one of the world’s largest food and beverage companies with annual revenues of more than $32 billion. Its principal businesses include Frito-Lay snacks, Pepsi-Cola beverages, Gatorade sports drinks, Tropicana juices and Quaker foods. Its portfolio includes 16 brands that each generates $1 billion or more in annual retail sales.

Cautionary Statement

This release contains statements concerning PepsiCo’s expectations for future performance. Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections about future events and trends. As such, they are subject to numerous risks and uncertainties. Actual results and performance may be significantly different from expectations. The Company undertakes no obligation to update any such forward-looking statements. Please see the Company’s filing with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, for a discussion of specific risks that may affect performance.

Miscellaneous Disclosures

Conference call: At 11 a.m. (Eastern Time) today, the Company will host a conference call with investors to discuss fourth quarter 2005 results and the outlook for 2006. For details visit the Company’s website at PepsiCo.com

Reconciliation: In discussing financial results and guidance, the Company may refer to certain non-GAAP measures. A reconciliation of any such non-GAAP measures to reported financial statements can be found under “PepsiCo Financial Press Releases” on the Company’s website in the “Investors” section.

Bottler Volume: Volume for products sold by the Company’s bottlers is reported by the Company on a monthly basis, with the fourth quarter comprising September through December.

Accounting Policy Alignment: A schedule of the Company’s quarterly results for 2005 and 2004 and for the full year 2003 reflecting the accounting alignment reclassifications from cost of sales to selling, general and administrative expenses is available on the Company’s website under the “Investors” section.

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Income

(in millions, except per share amounts)

	Quarter Ended			Year Ended
	12/31/05	12/25/04		12/31/05	12/25/04
	(unaudited)			(unaudited)
Net Revenue	$10,096	$8,803		$32,562	$29,261

Costs and Expenses
Cost of sales	4,477	3,860		14,176	12,674
Selling, general and administrative expenses	4,133	3,547		12,314	11,031
Amortization of intangible assets	47	47		150	147
Restructuring and impairment charges	–	150		–	150

Operating Profit	1,439	1,199		5,922	5,259

Bottling Equity Income	127	88		557	380
Interest Expense	(95)	(54)		(256)	(167)
Interest Income	71	37		159	74

Income from Continuing Operations Before Income Taxes	1,542	1,270		6,382	5,546

Provision for Income Taxes	434	323		2,304	1,372

Income from Continuing Operations	1,108	947		4,078	4,174

Tax Benefit from Discontinued Operations	–	38		–	38

Net Income	$ 1,108	$ 985		$ 4,078	$ 4,212

Net Income per Common Share – Diluted
Continuing Operations	$ 0.65	$ 0.55		$ 2.39	$ 2.41
Discontinued Operations	–	0.02		–	0.02

Total	$ 0.65	$ 0.58	*	$ 2.39	$ 2.44	*

Average Shares Outstanding	1,700	1,713		1,706	1,729

* Based on unrounded amounts.

A – 1

PepsiCo, Inc. and Subsidiaries

Supplemental Financial Information

(in millions)

	Quarter Ended		Year Ended
	12/31/05	12/25/04	12/31/05	12/25/04
	(unaudited)		(unaudited)
Net Revenue

Frito-Lay North America	$3,225	$2,856	$10,322	$9,560

PepsiCo Beverages North America	2,624	2,314	9,146	8,313

PepsiCo International	3,660	3,143	11,376	9,862

Quaker Foods North America	587	490	1,718	1,526

Total Net Revenue	$10,096	$8,803	$32,562	$29,261

Operating Profit

Frito-Lay North America	$ 741	$ 703	$2,529	$2,389

PepsiCo Beverages North America	439	451	2,037	1,911

PepsiCo International	375	328	1,607	1,323

Quaker Foods North America	168	150	537	475

Division Operating Profit	1,723	1,632	6,710	6,098

Corporate Unallocated	(284)	(283)	(788)	(689)

Impairment and Restructuring Charges	–	(150)	–	(150)

Total Operating Profit	$1,439	$1,199	$5,922	$5,259

A-2

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in millions)

	Year Ended
	12/31/05	12/25/04
	(unaudited)
Operating Activities
Net income	$4,078	$4,212
Adjustments
Depreciation and amortization	1,308	1,264
Stock-based compensation expense	311	368
Restructuring and impairment charges	–	150
Cash payments for merger-related costs and restructuring charges	(22)	(92)
Tax benefit from discontinued operations	–	(38)
Pension and retiree medical plan contributions	(877)	(534)
Pension and retiree medical plan expenses	464	395
Bottling equity income, net of dividends	(411)	(297)
Deferred income taxes and other tax charges and credits	440	(203)
Other non-cash charges and credits, net	145	166
Changes in operating working capital, excluding effects of acquisitions and divestitures
Accounts and notes receivable	(272)	(130)
Inventories	(132)	(100)
Prepaid expenses and other current assets	(56)	(31)
Accounts payable and other current liabilities	188	216
Income taxes payable	609	(268)

Net change in operating working capital	337	(313)
Other	79	(24)

Net Cash Provided by Operating Activities	5,852	5,054

Investing Activities
Snack Ventures Europe (SVE) minority interest acquisition	(750)	–
Capital spending	(1,736)	(1,387)
Sales of property, plant and equipment	88	38
Other acquisitions and investments in noncontrolled affiliates	(345)	(64)
Cash proceeds from sale of The Pepsi Bottling Group (PBG) stock	214	–
Divestitures	3	52
Short-term investments, net	(991)	(969)

Net Cash Used for Investing Activities	(3,517)	(2,330)

Financing Activities
Proceeds from issuances of long-term debt	25	504
Payments of long-term debt	(177)	(512)
Short-term borrowings, net	1,848	1,112
Cash dividends paid	(1,642)	(1,329)
Share repurchases – common	(3,012)	(3,028)
Share repurchases – preferred	(19)	(27)
Proceeds from exercises of stock options	1,099	965

Net Cash Used for Financing Activities	(1,878)	(2,315)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(21)	51

Net Increase in Cash and Cash Equivalents	436	460

Cash and Cash Equivalents – Beginning of year	1,280	820

Cash and Cash Equivalents – End of year	$1,716	$1,280

A – 3

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

(in millions)

	12/31/05	12/25/04
	(unaudited )
Assets
Current Assets
Cash and cash equivalents	$ 1,716	$ 1,280
Short-term investments, at cost	3,166	2,165

	4,882	3,445

Accounts and notes receivable, net	3,261	2,999
Inventories
Raw material	738	665
Work-in-process	112	156
Finished goods	843	720

	1,693	1,541

Prepaid expenses and other current assets	618	654

Total Current Assets	10,454	8,639

Property, plant and equipment, net	8,681	8,149
Amortizable intangible assets, net	530	598

Goodwill	4,088	3,909
Other nonamortizable intangibles	1,086	933

	5,174	4,842

Investments in noncontrolled affiliates	3,485	3,284
Other assets	3,403	2,475

Total Assets	$31,727	$27,987

Liabilities and Shareholders’ Equity
Current Liabilities
Short-term obligations	$ 2,889	$ 1,054
Accounts payable and other current liabilities	5,971	5,599
Income taxes payable	546	99

Total Current Liabilities	9,406	6,752

Long-term debt obligations	2,313	2,397
Other liabilities	4,323	4,099
Deferred income taxes	1,434	1,216

Total Liabilities	17,476	14,464

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(110)	(90)

Common Shareholders’ Equity
Common stock	30	30
Capital in excess of par value	614	618
Retained earnings	21,116	18,730
Accumulated other comprehensive loss	(1,053)	(886)

	20,707	18,492

Less: Repurchased common stock	(6,387)	(4,920)

Total Common Shareholders’ Equity	14,320	13,572

Total Liabilities and Shareholders’ Equity	$31,727	$27,987

A – 4

PepsiCo, Inc. and Subsidiaries

Supplemental Share and Option Data

(in millions of shares, except average share and exercise prices, and unaudited)

	Quarter ended		Year ended
	12/31/05	12/25/04	12/31/05	12/25/04
Beginning Net Shares Outstanding	1,661	1,687	1,679	1,705
Options Exercised	11	4	31	32
Shares Repurchased	(16)	(12)	(54)	(58)

Ending Net Shares Outstanding	1,656	1,679	1,656	1,679

Weighted Average Basic	1,659	1,683	1,669	1,696
Dilutive securities:
Options	36	27	32	30
Restricted Stock Units	3	1	3	1
ESOP Convertible Preferred Stock/Other	2	2	2	2

Weighted Average Diluted	1,700	1,713	1,706	1,729

Average Share Price for the period	$57.87	$50.16	$55.46	$51.22
Growth Versus Prior Year	15%		8%

Options Outstanding	150	174	163	183
Options in the Money	150	173	160	176
Dilutive Shares from Options	36	27	32	30
Dilutive Shares from Options as a % of Options in the Money	24%	15%	21%	17%

Average Exercise Price of Options in the Money	$42.07	$40.04	$41.44	$39.46

A – 5

PepsiCo, Inc. and Subsidiaries

Supplemental Financial Information

(in millions, except per share amounts, and unaudited)

	Quarter ended 12/31/05		Year ended 12/31/05
	As reported	Excluding impact of extra week, restructuring and AJCA	As reported	Excluding impact of extra week, restructuring and AJCA
Net Revenue	$10,096	$9,678	$32,562	$32,144

Costs and Expenses
Cost of sales	4,477	4,300	14,176	13,999
Selling, general and administrative Expenses	4,133	3,884	12,314	12,065
Amortization of intangible assets	47	47	150	150

Operating Profit	1,439	1,447	5,922	5,930

Bottling Equity Income	127	118	557	548
Interest Expense	(95)	(90)	(256)	(251)
Interest Income	71	68	159	156

Income before Income Taxes	1,542	1,543	6,382	6,383

Provision for Income Taxes	434	445	2,304	1,847

Net Income	$ 1,108	$1,098	$ 4,078	$ 4,536

Net Income per Common Share – Diluted	$ 0.65	$ 0.65	$ 2.39	$ 2.66

A – 6

PepsiCo, Inc. and Subsidiaries

Supplemental Financial Information (cont.)

(in millions, unaudited)

	Quarter ended 12/31/05		Year ended 12/31/05
	As reported	Excluding impact of extra week and restructuring	As reported	Excluding impact of extra week and restructuring
Net Revenue

Frito-Lay North America	$3,225	$3,040	$10,322	$10,137

PepsiCo Beverages North America	2,624	2,515	9,146	9,037

PepsiCo International	3,660	3,568	11,376	11,284

Quaker Foods North America	587	555	1,718	1,686

Total Net Revenue	$10,096	$9,678	$32,562	$32,144

Operating Profit

Frito-Lay North America	$ 741	$ 729	$ 2,529	$ 2,517

PepsiCo Beverages North America	439	440	2,037	2,038

PepsiCo International	375	377	1,607	1,609

Quaker Foods North America	168	157	537	526

Division Operating Profit	1,723	1,703	6,710	6,690

Corporate Unallocated	(284)	(256)	(788)	(760)

Total Operating Profit	$1,439	$1,447	$5,922	$ 5,930

A- 7

Reconciliation of GAAP and Non-GAAP Information

Reported Growth Rates and Growth Rates Excluding Impact of Extra Week and Restructuring Charges

(unaudited)

	Quarter Ended 12/31/05				Year Ended 12/31/05
	Volume		Net Revenue	Operating Profit	Volume		Net Revenue	Operating Profit
Frito Lay North America
Reported growth	10		13	5.5	4.5		8	6
Impact on growth of:
Extra week	(6)		(6)	(6)	(2)		(2)	(2)
Restructuring	–		–	5	–		–	1

Growth excluding above items	3		6	4	3		6	5

PepsiCo Beverages North America
Reported growth	5		13	(3)	4		10	7
Impact on growth of:
Extra week	(1)		(5)	(4.5)	–		(1)	(1)
Restructuring	–		–	4.5	–		–	1

Growth excluding above items	4		9	(3)	4		9	7

PepsiCo International
Reported growth	13/12	*	16	14	7/11	*	15	21
Impact on growth of:
Extra week	(4/0	)*	(3)	(4)	(1/0	)*	(1)	(1)
Restructuring	–		–	5	–		–	1

Growth excluding above items	9/12	*	14	15	6/11	*	14	22

Quaker Foods North America
Reported growth	16		20	12	9		13	13
Impact on growth of:
Extra week	(6)		(7)	(7)	(2)		(2)	(2)
Restructuring	–		–	–	–		–	–

Growth excluding above items	10		13	5	7		10	11

Total Divisions
Reported growth	12/8	*	15	5.5	6/7	*	11	10
Impact on growth of:
Extra week	(5/0.5	)*	(5)	(5.5)	(2/0	)*	(1)	(1.5)
Restructuring	–		–	4	–		–	1

Growth excluding above items	7/8	*	10	4	4.5/7	*	10	10

* snacks/beverages

Note:	Schedule does not sum in all instances due to rounding.

A – 8

Reconciliation of GAAP and Non-GAAP Information (cont.)

(in millions, except per share amounts, and unaudited)

Net Revenue Reconciliation

	Quarter Ended	Year Ended
	12/31/05	12/31/05
Reported Net Revenue	$10,096	$32,562
53rd Week	(418)	(418)

Net Revenue Excluding 53rd week	$ 9,678	$32,144

Operating Profit Reconciliation

	Quarter Ended	Year Ended
	12/31/05	12/31/05
Reported Operating Profit	$1,439	$5,922
53rd Week	(75)	(75)
Restructuring Charges	83	83

Operating Profit Excluding 53rd Week and Restructuring Charges	$1,447	$5,930

Net Income Reconciliation

	Quarter Ended	Quarter Ended
	12/31/05	12/25/04	Growth
Reported Net Income	$1,108	$985	12%
Prior Year Tax Benefits	–	(83)
AJCA Tax Charge	(8)	–
53rd Week	(57)	–
Restructuring and Impairment Charges	55	96

Net Income Excluding Prior Year Tax Benefits, AJCA Tax Charge, 53rd Week, and Restructuring and Impairment Charges	$1,098	$998	10%

	Year Ended	Year Ended
	12/31/05	12/25/04	Growth
Reported Net Income	$4,078	$4,212	(3)%
Prior Year Tax Benefits	–	(304)
AJCA Tax Charge	460	–
53rd Week	(57)	–
Restructuring and Impairment Charges	55	96

Net Income Excluding Prior Year Tax Benefits, AJCA Tax Charge, 53rd Week, and Restructuring and Impairment Charges	$4,536	$4,004	13%

Diluted EPS Reconciliation

	Quarter Ended	Quarter Ended
	12/31/05	12/25/04	Growth
Reported Diluted EPS	$0.65	$0.58	13%
Prior Year Tax Benefits	–	(0.05)
AJCA Tax Charge	–	–
53rd Week	(0.03)	–
Restructuring and Impairment Charges	0.03	0.06

Diluted EPS Excluding Prior Year Tax Benefits, AJCA Tax Charge, 53rd Week, and Restructuring and Impairment Charges	$0.65	$0.58 *	11%

* Based on unrounded amounts.

A – 9

Reconciliation of GAAP and Non-GAAP Information (cont.)

(in millions, except per share amounts, and unaudited)

Diluted EPS Reconciliation (cont.)

	Year Ended	Year Ended
	12/31/05	12/25/04	Growth
Reported Diluted EPS	$2.39	$2.44	(2)%
Prior Year Tax Benefits	–	(0.18)
AJCA Tax Charge	0.27	–
53rd Week	(0.03)	–
Restructuring and Impairment Charges	0.03	0.06

Diluted EPS Excluding Prior Year Tax Benefits, AJCA Tax Charge, 53rd Week, and Restructuring and Impairment Charges	$2.66	$2.32	15%

Cash Flow Reconciliation

	Year Ended
	12/31/05	12/25/04	Growth
Net Cash Provided by Operating Activities	$5,852	$5,054	16%
Capital spending	(1,736)	(1,387)
Sales of property, plant and equipment	88	38

Management Operating Cash Flow	$4,204	$3,705	13%

We recognized a tax charge in the third quarter of 2005 related to the Company’s intention to repatriate $7.5 billion of international earnings under the provisions of the American Jobs Creation Act (AJCA). This tax charge was adjusted slightly in the fourth quarter of 2005. In addition, we recorded restructuring charges in the fourth quarter of 2005 to reduce costs in our operations, principally through headcount reductions, as well as restructuring and impairment charges in the fourth quarter of 2004 related to Frito Lay’s manufacturing consolidation. We also recognized certain tax benefits in the third and fourth quarters of 2004. In 2005, we have an additional week of results (53rd week) as our fiscal year ends on the last Saturday of each December, resulting in an additional week of results every five or six years.

The financial measures listed below are not measures defined by generally accepted accounting principles (GAAP). However, we believe investors should consider these measures as they are more indicative of our ongoing performance. Specifically, investors should consider the following with respect to our quarterly and full year results:

•	Our 2005 net revenue and net revenue growth without the impact of the 53rd week;

•	Our 2005 operating profit and operating profit growth without the impact of the 53rd week and the restructuring charges;

•

Our 2005 net income and net income growth without the impact of the AJCA tax charge, the 53rd week and the restructuring charges, and our 2004 net income without the impact of prior year tax benefits and restructuring and impairment charges; and

•

Our 2005 diluted EPS and diluted EPS growth amounts without the impact of the AJCA tax charge, the restructuring charges and the 53rd week, and our 2004 diluted EPS amounts without the impact of prior year tax benefits and restructuring and impairment charges.

Additionally, management operating cash flow is the primary measure management uses to monitor cash flow performance. It is not a measure defined under GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities and growth in cash from operating activities.

Please refer to our consolidated financial statements for presentation of results in accordance with GAAP.

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